UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 24, 2017, Gener8 Maritime, Inc. (the “Company”) entered into a Second Amendment Agreement (the “Amendment”) to the term loan facility dated as of August 31, 2015, by and among Gener8 Maritime Subsidiary VIII, as borrower, the Company, as parent guarantor, Gener8 Maritime Subsidiary V Inc., as shareholder, the owner guarantors and hedge guarantors party thereto, the lenders party thereto, the Export-Import Bank of Korea (KEXIM), Citibank, N.A., as ECA agent and Nordea Bank AB (publ), New York Branch as facility agent and security agent (the “Korean Export Credit Facility”).  The Amendment revised the definition of “Fiscal Quarter Date” contained in the Korean Export Credit Facility to be the 15th day of each of April, July, October and January.  The term “Fiscal Quarter Date” is used in the Korean Export Credit Facility to indicate the dates on which amortization payments are due.  Prior to entry into the Amendment, “Fiscal Quarter Date” was defined as March 31, June 30, September 30 and December 31.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: March 28, 2016